                                                                    EXHIBIT 10.3

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AGREEMENT, dated March 26, 1999, by and between McKesson HBOC, Inc. (the "Company"), a Delaware corporation with its principal office at One Post Street, San Francisco, California, and _____________ ("Executive").

                                   RECITALS
                                   --------

A. Company (previously named McKesson Corporation) and Executive are currently parties to a contract of employment, dated as of May 20, 1996 (the "Prior Agreement");


B. Company and Executive now desire to amend and also to restate the Prior Agreement so as to (i) extend the term thereof, and (ii) make certain other modifications to reflect changes which have occurred since the date of the Prior Agreement;


C. The Company, in its business, develops and uses certain trade secrets, pricing and marketing strategies, customer lists and other confidential and proprietary business information and data (as hereinafter defined,
                                                ----------------------
     "Confidential Information"). Such Confidential Information has been, and will necessarily continue to be, communicated to or acquired by Executive by virtue of his employment with the Company, and the Company has spent time, effort and money to develop such Confidential Information and to promote and increase its goodwill; and


D. The Company desires to assure the continued services and employment of Executive on its own behalf and on behalf of its affiliated companies for the period provided in this Agreement, and in so doing, to protect its Confidential Information and goodwill, and Executive is willing to continue in the employment of the Company on a full-time basis for such period, upon the terms and conditions hereinafter set forth.


NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.   Employment. Subject to the terms and conditions of this Agreement, the
     ----------
     Company agrees to employ Executive, and Executive agrees to accept employment from, and remain in the employ of, the Company for the period stated in Paragraph 3 hereof.

2.   Position and Responsibilities. During the period of his employment
     -----------------------------
     hereunder, Executive agrees to serve the Company, and the Company shall employ Executive, as President and Chief Executive Officer, or in such other senior corporate executive capacity or capacities as may be mutually agreed upon by Executive and the Board of Directors of the Company.

3.   Term and Duties.
     ---------------

     (a)  Term of Employment. The period of Executive's employment under this
          ------------------
          Agreement shall be deemed to have commenced on the date hereof and shall continue until March 31, 2004.

     (b)  Duties. During the period of his employment hereunder and except for
          ------
          illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote his best efforts and all his business time, attention, skill and efforts to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company;provided however, that, with the approval of the Board of
                  -------- -------
          Directors, Executive may serve, or continue to serve, on the boards of directors of, hold any other offices or positions in, companies or organizations which, in such Board's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement. The Company shall retain full direction and control of the means and methods by which Executive performs the services for which he is employed hereunder. The services which are to be employed by Executive hereunder are to be rendered in the State of California, or in such other place or places in the United States or elsewhere as may be determined from time to time by the Board of Directors of the Company, but are to be rendered primarily at the Company's principal place of business at One Post Street in San Francisco, California. Unless and until otherwise mutually agreed between the Company and the Executive, the Executive shall be at liberty to maintain his residence in the San Francisco Bay Area,

          State of California, and whenever absent therefrom on account of the performance of services under this Agreement, shall be reimbursed for all expenses reasonably incurred by him in the performance of his duties.

4.   Compensation and Reimbursement of Expenses; Other Benefits;
     -----------------------------------------------------------

     (a)  Compensation. During the period of employment under this Agreement,
          ------------
          Executive shall be paid a salary, in biweekly installments, at the rate of not less than Eight Hundred Fifty Thousand Dollars ($850,000.00) per year, or such higher salary as may be from time to time approved by the Board of Directors (or any duly authorized Committee thereof) of the Company (any such higher salary so approved to be thereafter the minimum salary payable to Executive during the remainder of the term hereof), plus such additional incentive compensation, if any, as may be voted to him yearly by the Board of Directors (or any duly authorized committee thereof). For Company's fiscal year which commenced on April 1, 1998, any incentive compensation awarded to Executive pursuant to the provisions of the Company's 1989 Management Incentive Plan ("MIP") shall be calculated using an Individual Target Award (as defined in the MIP) of 85% of Executive's base salary. For Company's fiscal years commencing on and after April 1, 1999, Executive's Individual Target Award shall be 100% of base salary for the applicable Year (as defined in the MIP). Executive shall also receive an automobile allowance from the Company of One Thousand Dollars ($1,000) per month during the term of this Agreement.

     (b)  Reimbursement of Expenses. The Company shall pay or reimburse
          -------------------------
          Executive, in accordance with its normal policies and practices, for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement. The Company further agrees to furnish Executive with such assistance and accommodations as shall be suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder.

     (C)  Other Benefits. During the period of employment under this Agreement,
          --------------
          Executive shall be entitled to receive all other benefits of employment generally available to other members of the Company's senior management and those benefits for which key executives are or shall become eligible, when and as he becomes eligible therefor, including without limitation, group health and life insurance benefits, short and long-term disability plans and participation in the Company's Profit-Sharing Investment

          Plan, Executive Medical Plan, 1989 Management Incentive Plan, Long Term Incentive Plan, 1984 Executive Benefit Retirement Plan, 1988 Executive Survivor Benefits Plan, Deferred Compensation Administration Plan II, Stock Purchase Plan and 1994 Restricted Stock and Stock Option Plan (or any similar plan or arrangement), and the Company agrees that none of such benefits shall be altered in any manner in such a way as to reduce any existing entitlement of Executive thereunder as of the date hereof without Executive's prior written consent.

5.   Benefits Payable Upon Disability or Death.
     ------------------------------------------

     (a) If Executive shall be prevented during the term of this Agreement from properly performing services hereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Executive his then current salary hereunder during the period of his disability; provided, however, that if Executive is disabled for a continuous period exceeding twelve (12) calendar months, then the Company's obligations hereunder shall cease and terminate.

     (b) In the event of the death of Executive during the term of this Agreement, Executive's salary payable hereunder shall continue to be paid to Executive's surviving spouse, or if there is no spouse surviving, then to Executive's designee or representative (as the case may be) through the six-month period following the end of the calendar month in which death occurs. Thereafter, all of Company's obligations hereunder shall cease and terminate.

     (c) The provisions of this Paragraph 5 shall not affect any rights of Executive's heirs, administrators, executors, legatees, beneficiaries or assigns under the Company's Profit-Sharing Investment Plan, Executive Benefit Retirement Plan, Long Term Incentive Plan, Executive Survivor Benefits Plan, any Stock Purchase, Restricted Stock and Stock Option Plan (or any similar plan or arrangement), or any other employee benefit plan of the Company, and any such rights shall be governed solely by the terms of the respective plans.

6.   Obligations of Executive During and After Employment.
     ----------------------------------------------------

     (a)  No Competition During Term. Executive agrees that during the term of
          --------------------------
          his employment under this Agreement, he will engage in no other business activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company, or any affiliated company, without the prior written consent of the Board of Directors of the Company.

     (b)  Unauthorized Use of Confidential Information. Executive acknowledges
          --------------------------------------------
          and agrees that (i) during the course of his employment, Executive will have produced and/or have access to Confidential Information (as
                                                                             --
          hereinafter defined) as well as records, notebooks, data, formulae,
          -------------------
          specifications, and secret inventions and processes of Company and its affiliated companies, and (ii) the unauthorized use or sale of any of such confidential or proprietary information at any time would constitute unfair competition with Company. Executive promises and agrees not to engage in any unfair competition with Company either during or after the term of this Agreement. Therefore, during and subsequent to his employment by Company, or by an affiliated company, Executive agrees to hold in confidence and not, knowingly or intentionally disclose, use, copy or make lists of any such information, except to the extent expressly required to perform his obligations to Company hereunder. All records, files, drawings, documents, equipment, and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of Company, or of an affiliated company, and shall not be removed (except to allow Executive to perform his responsibilities hereunder while traveling for business purposes or otherwise working away from his office) from the Company's or the affiliated company's premises without its prior written consent, and shall be promptly returned to Company upon termination of employment with Company and its affiliated companies. This paragraph 6(b) shall survive the termination or expiration of this Agreement.

     (c)  Confidential Information Defined. For purposes of this Agreement
          --------------------------------
          "Confidential Information" means all information (whether reduced to written, electronic, magnetic or other tangible form) acquired in any way by Executive during the course of his employment with the Company concerning the products, projects, activities, business or affairs of the Company or the Company's customers, including, without limitation,
          (i) all information concerning trade secrets of the Company, including computer programs, systems documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements or inventions of Company and its affiliated companies, (ii) all sales and financial information concerning the Company, (iii) all customer and supplier lists, (iv) all information concerning products under development or marketing plans for any of those products or projects, and (v) all information in any way concerning the products, projects, activities, business or affairs of customers of the Company which was furnished to him by the Company or any of its agents or customers; provided, however, that Confidential Information does not include information which (A) becomes available to the public other than as a result of a disclosure by Executive, (B) was available to him on a non-confidential basis outside of his employment with the Company, or (C) becomes available to him on a non-confidential basis from a source other than the Company or any of its agents, creditors, suppliers, lessors, lessees or customers. "Company" as used herein includes all subsidiaries and affiliates of the Company.

     (d)  Nonsolicitation. Executive recognizes and acknowledges that it is
          ---------------
          essential for the proper protection of the business of the Company that Executive be restrained for a reasonable period following the termination of Executive's employment with the Company from: (1) soliciting or inducing any employee of the Company to leave the employ of the Company; (2) hiring or attempting to hire any employee of the Company; or (3) soliciting the trade of or trading with the customers of the Company for any competitive business purpose. Accordingly, Executive agrees that during the term of his employment under this Agreement, and for the Restricted Period thereafter following the termination of Executive's employment with the Company for any reason, Executive shall not, directly or indirectly, (i) hire, solicit, aid in or encourage the hiring and/or solicitation of, contract with, aid in or encourage the contracting with, or induce or encourage to leave the employment of the Company, any employee of the Company; and (ii) solicit, aid in or encourage the solicitation of, contract with, aid in or encourage the contracting with, service, or contact any person or entity which is, or was, within three years prior to the termination of Executive's employment with the Company, a customer or client of the Company, for the purpose of offering or selling a product or service competitive with any of those offered by the Company. For purposes of this Paragraph 6(d), the "Restricted Period" shall be deemed to be two (2) years. This Paragraph 6(d) shall survive the termination or expiration of this Agreement.

     (e)  Remedy for Breach. Executive agrees that in the event of a breach or
          -----------------
          threatened breach of any of the covenants contained in this Paragraph 6, the Company shall have the right and remedy to have such covenants specifically enforced by any court having jurisdiction, it being acknowledged and agreed than any material breach of any of the covenants will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

7. Termination.
   -----------

     (a)  For Cause. Notwithstanding anything herein to the contrary, the
          ---------
          Company may, without liability, terminate Executive's employment hereunder for cause at any time upon written notice from the Board of Directors (or any duly authorized Committee thereof) specifying such cause, and thereafter the Company's obligations hereunder shall cease and terminate; provided, however, that such written notice shall not
                         --------  -------
          be delivered until after the Board of Directors (or any duly authorized Committee thereof) shall have given Executive written notice specifying the conduct alleged to have constituted such cause and Executive has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice. As used herein, the term "cause" shall mean (i) Executive's willful misconduct, habitual neglect, dishonesty, or other intentional actions (or failures to act) which are materially and demonstrably injurious to the Company, or (ii) a material breach by Executive of one or more terms of this Agreement.

     (b)  Arbitration Required to Confirm Cause. In the event of a termination
          -------------------------------------
          for cause pursuant to subparagraph (a) above, the Company shall continue to pay Executive's then current compensation as specified in this Agreement until the issuance of an arbitration award affirming the Company's action. Such arbitration shall be held in accordance with the provisions of Paragraph 8(d) below. In the event the award upholds the action of the Company, Executive shall promptly repay to the Company any sums received pursuant to this subparagraph 7(b), following termination of employment.

     (c)  Other than for Cause: Performance. Notwithstanding anything herein to
          ---------------------------------
          the contrary, Company may also terminate Executive's employment (without regard to any general or specific policies of Company relating to the employment or termination of its employees) should Executive fail to perform his duties hereunder in a manner satisfactory to the Board of Directors of the Company), provided that Executive shall first be given written notice of such unsatisfactory performance and a period of ninety (90) days to improve such performance to a level deemed acceptable to the Board.

     (d)  Obligations of Company on Termination of Employment.
          ---------------------------------------------------

     i) If Company terminates Executive's employment pursuant to subparagraph 7(a) above, and the Company's action is affirmed as specified in subparagraph 7(b) above, then all of Company's obligations hereunder shall immediately cease and terminate. Executive shall thereupon have no further right or entitlement to additional salary, incentive compensation payments or awards, or any perquisites from Company whatsoever, and Executive's rights, if any, under Company's employee and executive benefit plans shall be determined solely in accordance with the express terms of the respective plans;

     ii) If (x) Company terminates Executive's employment pursuant to subparagraph 7(c) above, or (y) Executive, in his sole discretion, resigns or otherwise voluntarily leaves his employment with Company (for any reason whatsoever) prior to the expiration of this Agreement, then, in either case, in complete satisfaction and discharge of all of its obligations to Executive hereunder, Company shall, except as provided in Section 8(c) below, (a) continue Executive's then base salary, without increase or decrease, for the remainder of the term of this Agreement (it being understood, subject to subparagraph 7(d)(iii) below, that Executive shall have no obligation to seek other employment during such term, and that Company shall not reduce its payments hereunder or have the right of offset as a result of any compensation Executive may receive from a subsequent employer during such term), (b) continue Executive's incentive award compensation under the terms of Company's MIP for each fiscal year ending within the term of this Agreement, such MIP awards to be equal, in each case, to 100% of Executive's Individual Target Award existing at the time of his termination of employment, (c) provide Executive with lifetime (i) coverage under Company's Executive Medical Plan and financial counseling program and, (ii) office space and secretarial support services as may be suitable and adequate for Executive's needs, (d) continue Executive's participation in the Deferred Compensation Administration Plan II, and Executive's automobile allowance for the term of this Agreement, (e) continue the accrual and vesting of Executive's rights, and benefits for the remainder of the term of this Agreement for purposes of the Executive Survivor Benefit Plan and the Executive Benefit Retirement Plan (with Executive's benefits, for purposes of those two plans only, calculated on the basis of Executive receiving (i) Approved Retirement commencing on the expiration of this Agreement and, (ii) with respect to the

          Executive Benefit Retirement Plan, a benefit calculated on the basis of the greater of 60% or the maximum percentage of Average Final Compensation then specified in the Plan without any reduction for early retirement), (f) continue the vesting of all of Executive's awards for the remainder of the term of this Agreement (but not thereafter) for purposes of the Company's Stock Option and Restricted Stock Plan (or any similar plan or arrangement) and the Long Term Incentive Plan, provided, however, that (unless the Board of
                          --------  -------
          Directors, or any duly authorized Committee, in its sole discretion, determines otherwise) Executive shall in no event be entitled to or receive additional grants or awards subsequent to the date of his termination of employment and, provided, further, that, with respect
                                         --------  -------
          to the Long Term Incentive Plan, Executive shall receive pro-rata payouts on the expiration date of this Agreement for all then pending performance periods but Executive shall not participate in any way in any performance period commencing subsequent to the date of his termination of employment, and (g) deem Executive's termination to have occurred as if the sum of his age and years of service to Company is at least 65 for purposes of both the Deferred Compensation Administration Plan II and the Stock Option and Restricted Stock Plan (or any similar plan or arrangement), and (h) terminate Executive's participation in Company's tax-qualified profit-sharing plan, pursuant to the terms of said plan, as of the date of Executive's termination of employment.

     iii) Notwithstanding any contrary language or provision in paragraph 7(d)
          (ii) above, or elsewhere in this Agreement, Executive expressly acknowledges and agrees that:

          (x) Company shall have the right to cease all payments otherwise due Executive pursuant to paragraphs 7(d) (ii)(a) and 7(d)(ii)(b) above in the event that, prior to the expiration of date of this Agreement, Executive accepts employment with, advises, consults with or otherwise renders services to, any business which competes with the business then being conducted by Company or its affiliates, and

          (y) any and all of Executive's grants, awards, or benefits received (or to be received) pursuant to the Company's Stock Option and Restricted Stock Plan (or any similar plan or arrangement), Long Term Incentive Plan and Executive Benefit Retirement Plan (collectively, the "Plans") remain subject to the special forfeiture and repayment rules set forth in the Plans (or the Statement of Terms and Conditions applicable thereto).

8.   General Provisions.
     ------------------

     (a) Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or subject to the claims of Company's creditors. Nothing in this Agreement shall prevent the consolidation of Company with, or its merger into, any other corporation, or the sale by Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

     (b) This Agreement (together with the Termination Agreement between the parties of May 20, 1996) and the rights of Executive with respect to the benefits of employment referred to in Paragraph 4(c) constitute the entire agreement between the parties hereto in respect of the employment of Executive by Company. This Agreement supersedes and replaces all prior oral and written agreements, understandings, commitments, and practices between the parties, including but not limited to the Prior Agreement (whether or not fully performed by Executive prior to the date hereof) which shall be of no further force or effect.

     (c) In the event Executive's employment with Company shall terminate under circumstances otherwise providing Executive with a right to compensation and benefits under both Section 5 of the Termination Agreement and Section 7(d)(ii) of this Agreement, Executive shall be entitled to receive the greater of the compensation and benefits
                                  -------
          provided therein, calculated individually, without duplication.

     (d) Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Any arbitration held pursuant to this paragraph in connection with any termination of Executive's employment shall take place in San Francisco, California at the earliest possible date. If any proceeding is necessary to enforce or interpret the terms of this

          Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys fees and necessary costs and disbursements, not to exceed in the aggregate one percent (1%) of the net worth of the other party, in addition to any other relief to which he or it may be entitled.

     (e) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

     (f) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

     (g) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California.


IN WITNESS WHEREOF, the parties have executed this Amended and Restated Employment Agreement as of the date first above written.

                                                  McKESSON HBOC, Inc.
                                                  a Delaware Corporation



                                                  By:__________________________
                                                       Senior Vice President

ATTEST:




_______________________________________              __________________________
Senior Vice President and Secretary                        Executive


By the Authority of the
Board of Directors of McKesson HBOC, Inc.
on January 27, 1999.